EXHIBIT 21

SUBSIDIARIES OF THE COMPANY

Location:
Aero-Motive Company	Michigan
Affinity Medical Technologies, LLC	Delaware
Cardell Corporation	Michigan
Central Rubber Company	Illinois
Daniel Woodhead Company	Delaware
Deerfield Partners B.V.	Netherlands
Dongguan Molex Interconnect Co., Ltd	China
DW Holding, L.L.C.	Delaware
MI European Holdings CV	Netherlands
MI Global Holding C.V.	Netherlands
Mod-Tap Company India Private Limited	India
Molex (Dalian) Co. Ltd.	China
Molex (India) Private Limited	India
Molex (Malaysia) Sdn. Bhd.	Malaysia
Molex (Thailand) Ltd.	Thailand
Molex Automotive SARL	France
Molex B.V.	Netherlands
Molex Brazil Ltda	Brazil
Molex Conectores e Eletronicos Comercio e Servicos Ltda.	Brazil
Molex Connectivity GmbH	Germany
Molex Copper Flex Products, Inc.	Minnesota
Molex CV Holdings, Inc.	Delaware
Molex de Mexico S.A. de C.V.	Mexico
Molex Deutschland GmbH	Germany
Molex Electronics Limited	Canada
Molex Electronics Ltd.	United Kingdom
Molex Elektronik GmbH	Germany
Molex European Cooperatie U.A.	Netherlands
Molex European Holdings BV	Netherlands
Molex Far East-South Management Pte. Ltd.	Singapore
Molex Global Cooperatie U.A.	Netherlands
Molex Holding GmbH	Germany
Molex Hong Kong/China Ltd.	Hong Kong
Molex Incorporated	Delaware
Molex Integrated Products Philippines, Inc.	Philippines
Molex Interconnect (Chengdu) Co., Ltd.	China
Molex Interconnect (Shanghai) Co. Ltd.	China
Molex Interconnect GmbH	Switzerland
Molex International, Inc.	Delaware
Molex Ireland Ltd.	Ireland

Molex Kiire Co., Ltd.	Japan
Molex Korea Co., Ltd.	Korea
'Molex'' Limited Liability Company	Ukraine
Molex Premise Networks Limited	United Kingdom
Molex Premise Networks Pty Ltd.	Australia
Molex Premise Networks sp zo.o	Poland
Molex RF/Microwave Products (Jiangsu) Co., Ltd.	China
Molex S.A. de C.V.	Mexico
Molex Singapore Global Processing Pte. Ltd.	Singapore
Molex Singapore Pte. Ltd.	Singapore
Molex Slovakia a.s.	Slovakia
Molex Sp. z.o.o.	Poland
Molex Taiwan Ltd.	Taiwan
Molex Trading (Shanghai) Limited	China
Molex Vietnam Co., Ltd.	Vietnam
Molex Zetronic S.r.l. Unico Socio	Italy
Molex-Japan Co., Ltd.	Japan
MPN EE sp zo.o	Poland
MPN Network Science and Technology (Shanghai) Co., Ltd.	China
MPN Singapore Pte. Ltd	Singapore
MPN, L.L.C.	Delaware
Polymicro Technologies, LLC	Delaware
S’Next Japan Co. Ltd.	Japan
S’Next Philippines	Philippines
Temp-Flex, L.L.C.	Delaware
WH One LLC	Delaware
WH Two LLC	Delaware
Woodhead Asia Pte Ltd	Singapore
Woodhead Canada Limited	Canada
Woodhead Connectivity Limited	United Kingdom
Woodhead de Mexico S.A. de C.V.	Mexico
Woodhead France SARL	France
Woodhead Industries, Inc.	Delaware
Woodhead Interconnect, Inc.	Delaware
Woodhead LP	Texas
Woodhead Software & Electronic SASU	France